EX-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 45 to File No. 002-87910; Amendment No. 46 to File No. 811-03910) of Voyageur Tax Free Funds of our report dated October 19, 2009, included in the 2009 Annual Report to shareholders.

/s/Ernst & Young LLP
ERNST & YOUNG LLP

Philadelphia, Pennsylvania
December 22, 2009